DURHAM JONES & PINEGAR, P.C.
                         50 South Main Street, Suite 850
                           Salt Lake City, Utah 84144

                                February 1, 2000


Biomune Systems, Inc.
2401 South Foothill Drive
Salt Lake City, Utah 84109

     Re: Registration Statement on Form S-8 of Biomune, Inc. (the "Registration Statement")

Dear Sirs:

     We have acted as counsel for Biomune, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of up to 500,000 shares of the Company's Common Stock, par value $.0001 per share, which may be issued to directors, officers, employee or key consultants of the Company pursuant to the terms of the Plan, and up to 25,000 additional shares of Common Stock which may be issued pursuant to written compensation agreements (the "Compensation Agreements") with Company directors, officers or employees. The aggregate of 525,000 shares to be registered under the Act are referred to herein as the "Shares."

     In connection with the foregoing, we have examined originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and other instruments and documents as we have deemed necessary as a basis for the opinion hereinafter expressed.

     Based upon the foregoing and in reliance thereon, it is our opinion that the Shares described in the above-referenced Registration Statement, when issued pursuant to the terms of the Registration Statement, and the Plan or Compensation Agreements, as applicable, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the prospectus to be delivered thereunder. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                   Sincerely,

                                  DURHAM JONES & PINEGAR P.C.



                                  /s/ DURHAM JONES & PINEGAR, P.C.